EXHIBIT 10.1
                     __, 20[08]
AMENDED AND RESTATED CHANGE OF CONTROL AGREEMENT
[Employee Name]
[Employee Address]
[Employee Address]
Dear                     :
     The Compensation Committee of the Board of Directors believes that it is in the best interests of Matrixx Initiatives, Inc. (“Matrixx”) and its shareholders to take appropriate steps to allay any concerns you may have about your future employment opportunities with Matrixx and its subsidiaries (Matrixx and its subsidiaries are collectively referred to as the “Company”). Accordingly, the Company previously offered to you benefits substantially similar to those contained herein pursuant to that separate Change of Control Agreement, executed between you and the Company in March 2006, as amended in August 2007 (the “Previous Agreement”). Currently, the Company desires to amend and restate the Previous Agreement to incorporate the other previously executed amendment thereto and to amend the definition of Good Reason. As a result, the Compensation Committee has decided to offer to you the benefits described below, which shall amend, restate and supersede the benefits afforded you pursuant to the Previous Agreement. For purposes of Section 11 (Notices), the Company’s current address is 8515 E. Anderson Drive, Scottsdale, Arizona 85255.
     Please bear in mind that these benefits are being offered only to a few, selected employees and we ask you to refrain from discussing this program with others. Also, please note that the benefits described below will only be effective if you sign the extra copy of this Change of Control Agreement (the “Agreement”) and return it to me on or before ___, 20[08]. Absent your signature below, your Previous Agreement shall remain in effect.
     1. TERM OF AGREEMENT.
     This Agreement is effective immediately and will continue in effect as long as you are actively employed by Matrixx, unless you and Matrixx agree in writing to its termination.
     2. SEVERANCE PAYMENT.
     If your employment with the Company is terminated without “Cause” (as defined in Section 6) at any time within one (1) year following a “Change of Control” (as defined in Section 4), you will receive the “Severance Payment” described below. You will also receive the Severance Payment if you terminate your employment for “Good Reason” (as defined in Section 5) at any time within one (1) year following a Change of Control.

     The Severance Payment equals one times the sum of (a) your Base Salary in effect at the time of your separation from service (provided that, if the Severance Payment is paid based on your separation from service for Good Reason due to the Company’s reduction of your Base Salary, such reduction will not be taken into account in determining the Severance Payment), plus (b) the average of the annual cash incentive bonuses paid to you for the two fiscal years immediately preceding the fiscal year in which the Change of Control occurs (or, if less than two, the amount of your single annual cash incentive bonus, if any).
     The Severance Payment will be paid to you in one lump sum within 30 days following your separation from service; provided, however, that if (i) you are a “specified employee” (as defined in Code Section 409A), and (ii) the definition of Good Reason in Section 5 below does not qualify as an “involuntary” separation from service pursuant to guidance issued under 409A, the Severance Payment will be paid to you in one lump sum on the first day of the seventh month following your separation from service. If you die before you receive the above payment, the Company will distribute the benefits to your beneficiary as soon as administratively feasible following the date of your death.
     You are not entitled to receive the Severance Payment if your employment is terminated for Cause, if you terminate your employment without Good Reason, or if your employment is terminated by reason of your “Disability” (as defined in Section 7) or your death. In addition, you are not entitled to receive the Severance Payment if your employment is terminated by you or the Company for any or no reason before a Change of Control occurs or more than one (1) year after a Change of Control has occurred.
     You will receive the Severance Payment only if you execute a release agreement reasonably requested by the Company.
     The Severance Payment will be paid to you without regard to whether you look for or obtain alternative employment following your termination of employment with the Company.
     3. BENEFITS CONTINUATION.
     If you timely elect to receive (and you are otherwise eligible to receive) continuation of the Company’s group health plan coverage under the COBRA, the Company will pay the portion of the employer’s share of the cost of your premium for 18 months of the COBRA coverage period (in accordance with any premium cost-sharing arrangement in effect as of the date of termination).
     The benefits you are entitled to receive under this Section 3 will be reduced or eliminated if, and to the extent that, you receive comparable benefits from any other source (for example, another employer); provided, however, you have no obligation to seek, solicit, or accept employment from another employer to receive these benefits.
     4. CHANGE OF CONTROL DEFINED.
     For purposes of this Agreement, the term “Change of Control” means and will be deemed to have occurred if:

          (a) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision thereto) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision thereto) directly or indirectly of securities of the Company representing 15% or more of the combined voting power of the Company’s then outstanding securities ordinarily having the right to vote at an election of directors; provided, however, that for this purpose, “person” excludes the Company, any person acquiring such securities directly from the Company, any employee benefit plan sponsored by the Company or from you or any stockholder beneficially owning more than 15% or more of the combined voting power of the Company’s outstanding securities as of the date of this Agreement; or
          (b) any stockholder of the Company beneficially owning 15% or more of the combined voting power of the Company’s outstanding securities as of the date of this Agreement becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company (other than through the acquisition of securities directly from the Company or from you) representing 20% or more of the combined voting power of the Company’s then outstanding securities ordinarily having the right to vote at an election of directors; or
          (c) individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least 80% of the Board, provided however, that any person becoming a member of the Board subsequent to the date of this Agreement whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least 80% of the members then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act or any successor provisions thereto) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or
          (d) approval by the stockholders of the Company and consummation of a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of the Company, in each case, with or to a corporation or other person or entity of which persons who were the stockholders of the Company immediately prior to such transaction do not, immediately thereafter, own more than 80% of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the reorganized, merged, consolidated or purchasing corporation (or in the case of a non-corporate person or entity, functionally equivalent voting power) and 80% of the members of the Board of which corporation (or functional equivalent in the case of a non-corporate person or entity) were not members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, consolidation or sale.
     5. GOOD REASON DEFINED.
     For purposes of this Agreement, the term “Good Reason” means the occurrence of any of the following: (a) your compensation is reduced by the Company; (b) your function, duties and/or responsibilities are significantly reduced so as to cause your position with the Company to become of materially less dignity, responsibility and/or importance than those associated with your functions, duties and/or responsibilities immediately before the Change of Control; or (c) if you are required by the Company permanently to relocate your residence or the Company’s principal business office is relocated more than 60 miles away from its then current location.
     6. CAUSE DEFINED.
     For purposes of this Agreement, the term “Cause” means the occurrence of any of the following: (a) your gross and willful misconduct which results in material injury to the Company; (b) your engaging in fraudulent conduct with respect to the Company’s or any of its affiliates’ business or conduct of a criminal nature that may have an adverse impact on the Company’s or any of its affiliates’ standing and reputation; (c) the material failure or refusal by you to perform the duties required of you by the Board of Directors, which inappropriate failure or refusal is not cured within 30 days following receipt by you of written notice from the Board specifying the factors or events constituting such failure or refusal; (d) your use of drugs and/or alcohol in violation of then current Company policies; or (e) the material breach of your obligation to devote substantially all of your business time, attention, skill, and efforts to the faithful performance of your duties, which is not cured within 30 days after written notice to you from the Board.
     At the Board’s sole discretion, you may be placed on a paid or unpaid administrative leave of absence for a reasonable period of time if it is necessary to confirm that reasonable grounds exist for a termination for Cause, for example, pending the outcome of any dispute resolution procedure or any criminal charges. During this leave, the Board may bar your access to the Company’s offices or facilities or may provide you with access subject to terms and conditions as the Board chooses to impose. In any event, you or the Board may utilize the dispute resolution procedures contained in Section 15 to challenge or confirm, as the case may be, a termination for Cause.
     7. DISABILITY DEFINED.
     For purposes of this Agreement, your suffering from a “Disability” means that you are physically or mentally incapacitated so as to render you incapable of performing the essential functions of your position with the Company for a period of more than ninety (90) consecutive days or one hundred twenty (120) aggregate days in any twelve (12)-month period, with or without reasonable accommodation by the Company. Your receipt of disability benefits under any long-term disability plan of the Company or receipt of other long-term disability benefits shall be deemed conclusive evidence of your having a Disability for purposes of this Agreement; provided, however, that in the absence of your receipt of any such long-term disability benefits, the Company may, in its reasonable discretion (but based upon appropriate medical evidence), determine that you have a Disability.
     8. TERMINATION NOTICE AND PROCEDURE.
     Any termination by the Company or you of your employment shall be communicated by written Notice of Termination to you if such Notice of Termination is delivered by the Company and to the Company if such Notice of Termination is delivered by you, all in accordance with the following procedures:

          (a) The Notice of Termination shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated; and
          (b) Any Notice of Termination by the Company shall be in writing signed by an executive officer of Matrixx (or an executive officer of any parent or successor company or successor to the business of Matrixx following a Change of Control) specifying in detail the basis for such termination.
     9. SUCCESSORS.
     Matrixx will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Matrixx or any of its subsidiaries to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Matrixx or any subsidiary would be required to perform it if no such succession had taken place.
     10. BINDING AGREEMENT.
     This Agreement shall inure to the benefit of and be enforceable by you and your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you die while any amount is payable to you hereunder had you continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.
     11. NOTICE.
     For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to Matrixx shall be directed to the attention of the Chief Executive Officer of Matrixx with a copy to the Secretary of Matrixx, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change in address shall be effective only upon receipt.
     12. MISCELLANEOUS.
     No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and the Chief Executive Officer of Matrixx. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Arizona without regard to its conflicts of law principles. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of Matrixx that arise prior to the expiration of this Agreement shall survive the expiration of the term of this Agreement.
     13. VALIDITY.
     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
     14. COUNTERPARTS.
     This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
     15. ALTERNATIVE DISPUTE RESOLUTION.
     If there is a dispute between the Company and you concerning the terms of this Agreement, the dispute will be resolved by binding arbitration in accordance with the National Rules for the Resolution of Labor Disputes (“Rules”) administered by the American Arbitration Association (“AAA”). This arbitration will be held in the AAA office located nearest the Company’s headquarters. The provisions of the Rules are incorporated as a part of this Agreement; provided, however, that (i) the Company or you must initiate arbitration within one year from the date any claim accrues; and (ii) either party may seek injunctive relief in court to avoid irreparable injury during the pendency or arbitration proceedings. IT IS EXPRESSLY UNDERSTOOD THAT BY SIGNING THIS AGREEMENT, WHICH INCORPORATES BINDING ARBITRATION, THE COMPANY AND YOU AGREE, EXCEPT AS OTHERWISE PROVIDED ABOVE, TO WAIVE COURT OR JURY TRIAL TO THE FULLEST EXTENT PERMITTED BY LAW AND TO WAIVE PUNITIVE, STATUTORY, CONSEQUENTIAL, AND ANY DAMAGES, OTHER THAN COMPENSATORY DAMAGES.
     16. ENTIRE AGREEMENT.
     This Agreement sets forth the entire agreement between you and the Company concerning the subject matter discussed in this Agreement and supersedes all prior agreements, promises, covenants, arrangements, communications, representations, or warranties, whether written or oral, by any officer, employee or representative of the Company. Any prior agreements or understandings with respect to the subject matter set forth in this Agreement are hereby terminated and canceled.
     17. PARTIES.
     This Agreement is an agreement between you and Matrixx. In certain cases, though, obligations imposed upon Matrixx may be satisfied by a subsidiary of Matrixx. Any payment made or action taken by a subsidiary of Matrixx shall be considered to be a payment made or action taken by Matrixx for purposes of determining whether Matrixx has satisfied its obligations under this Agreement.
     18. SECTION 409A OF THE CODE.
     If any payments under this Agreement are subject to the provisions of Section 409A of the Code, both you and the Company agree that this Agreement will comply fully with and meet all the requirements of Section 409A of the Code.
     For purposes of this Agreement, the terms “termination of employment” or “separation from service” will mean the termination of the Executive’s employment with the Company and all affiliates due to death, retirement or other reasons. The Executive’s employment relationship is treated as continuing while the Executive is on military leave, sick leave, or other bona fide leave of absence (if the period of such leave does not exceed six months, or if longer, so long as the Executive’s right to reemployment with the Company or an affiliate is provided either by statute or contract). If the Executive’s period of leave exceeds six months and the Executive’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such six-month period. Whether a separation from service has occurred will be determined based on all of the facts and circumstances and in accordance with regulations issued by the United States Treasury Department pursuant to Code Section 409A.
     If you would like to participate in this special benefits program, please sign and return the extra copy of this Agreement.

Sincerely,

MATRIXX INITIATIVES, INC.

By:

Name:

Its:

Enclosure
ACCEPTANCE
     I hereby accept the offer to participate in this special benefits program and I agree to be bound by all of the provisions noted above.

Dated:

Signature

Name